Execution Copy

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”) to that certain Amended and Restated Employment Agreement made and entered into effective as of January 1, 2011, by and between World Wrestling Entertainment, Inc., a Delaware corporation (the “Company”), and Vincent K. McMahon (the “Executive”) (the “Agreement”) is entered into and effective as of April 3, 2018. Certain capitalized terms shall have the meaning ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Executive and the Company desire to amend the Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Executive hereby agree that Section 1.3 of the Agreement shall be amended and restated in its entirety to read as follows:

“1.3. Outside Activities. The Executive shall devote substantially all of his full working time to the business and affairs of the Company. Notwithstanding the preceding sentence, the Executive may engage in such other business and charitable activities that, in the good faith judgment of the Board, do not violate Section 8, create a conflict of interest or the appearance of a conflict of interest with the Company or materially interfere with the performance of his obligations to the Company under this Agreement.  Notwithstanding the foregoing, nothing in this Agreement, including Sections 8.3 and 9.1(i), shall preclude or prevent the Executive from being a founder, owner, investor, officer, board member, advisor, spokesperson of or otherwise being affiliated with Alpha Entertainment, LLC in connection with its proposed professional football league business venture to be known as the XFL; provided, however, that the Executive will be required to devote substantially all of his full working time to the business and affairs of the Company.”

Except as expressly or by necessary implication modified by this Amendment, the terms and conditions of the Agreement are hereby ratified and confirmed without limitation or exception and shall remain in full force and effect.  The Agreement, as amended by this Amendment embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating thereto.

The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Connecticut other than the conflict of laws provision thereof. Jurisdiction over disputes with regard to this Amendment shall be exclusively in the federal or state courts of the State of Connecticut.

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ GEORGE A. BARRIOS
George A. Barrios
Co-President

AND
AND

By:	/s/ FRANK A. RIDDICK, III
Frank A. Riddick, III
Chair, Compensation Committee

EXECUTIVE

By:	/s/ VINCENT K. MCMAHON
Vincent K. McMahon